Exhibit 99.1

Cognex Reports Third Quarter Results

NATICK, Mass.--(BUSINESS WIRE)--November 2, 2015--Cognex Corporation (NASDAQ: CGNX) today announced its results for the third quarter of 2015. In Table 1 below, selected financial data for the quarter and nine months ended October 4, 2015 is compared to the second quarter of 2015, third quarter of 2014 and the first nine months of 2014. A reconciliation of certain financial measures from GAAP to non-GAAP is shown in Exhibit 2 of this news release.

Table 1*

	Revenue from Continuing Operations	Income from Continuing Operations	Income from Continuing Operations per Diluted Share
Quarterly Comparisons
Current quarter: Q3-15	$107,587,000	$25,822,000	$0.29
Prior year’s quarter: Q3-14	$154,356,000	$47,681,000	$0.53
Change from Q3-14 to Q3-15	(30%)	(46%)	(45%)
Prior quarter: Q2-15	$143,829,000	$43,516,000	$0.49
Change from Q2-15 to Q3-15	(25%)	(41%)	(41%)
Year-to-Date Comparisons
Nine months ended Oct. 4, 2015	$352,789,000	$88,810,000	$1.00
Nine months ended Sept. 28, 2014	$327,948,000	$88,171,000	$0.99
Change from first nine months of 2014 to first nine months of 2015	8%	1%	1%

*Table 1 does not include the financial results of the company’s Surface Inspection Systems Division (SISD), which was sold on July 6, 2015, or the related after-tax gain reported from the transaction.

“Our results for Q3 2015 were quite good,” said Dr. Robert J. Shillman, Chairman of Cognex. “We reported our third best quarterly revenue, net income and earnings per share in our company’s 34-year history, all from continuing operations. Normally, I would say that I am ‘very pleased’ with these results, but I’m not because of the negative comparisons, poor both year-on-year and sequentially due to the fact that those were our best and second best quarters.”

Robert J. Willett, Chief Executive Officer of Cognex, said, “At Cognex we have a saying, ‘Good is not good enough; excellence is expected.’ Although Q3 was good, it was not good enough. During the quarter, we experienced a slowdown in demand from customers in Asia and in the automotive industry, globally. As a result, we are more cautious about our revenue outlook in the near term.”

Details of the Quarter

Statement of Operations Highlights – Third Quarter of 2015

  Revenue for Q3 2015 decreased 30% from Q3 2014 and 25% from Q2 2015 due to substantially lower revenue from the consumer electronics industry, where large projects drove revenue to a record level in Q3 2014 and to the second highest level in Q2 2015. In constant currency, revenue decreased 27% year-on-year and 25% sequentially.
  Gross margin was 76% for both Q3 2015 and Q3 2014 and 79% for Q2 2015. The decline on a sequential basis was because Q3 included fewer software-intensive projects and higher support services than in Q2.
  Research, Development & Engineering (RD&E) expenses decreased 3% from Q3 2014 and 7% from Q2 2015. Cognex’s continued investment in engineering resources was offset by a lower bonus accrual. In constant currency, RD&E increased 1% year-on-year and decreased 7% sequentially.
  Selling, General & Administrative (SG&A) expenses decreased 18% from Q3 2014 and 17% from Q2 2015. On a year-on-year basis, Cognex’s investment in its sales and support organization was offset by a lower bonus accrual, commissions, sales demonstration equipment and spending on marketing initiatives. On a sequential basis, costs declined due to the resolution of all outstanding patent litigation and lower bonus accruals, commissions, sales demonstration equipment and travel. In constant currency, SG&A decreased 12% year-on-year and 17% sequentially.
  The tax rate was 12% in Q3 2015, 16% in Q3 2014 and 17% in Q2 2015. Excluding discrete tax items, the rate was 17% in Q3 2015 and Q2 2015 and 18% in Q3 2014 (tax adjustments are summarized in Exhibit 2).
  On July 6, 2015, Cognex sold its Surface Inspection Systems Division (SISD) in order to focus its efforts on discrete manufacturing, where the company sees stronger long-term growth opportunities. SISD’s financial results prior to the date of sale have been restated as “Income from Discontinued Operations.” In Q3 2015, Cognex reported, also as “Income from Discontinued Operations,” an after-tax gain from the sale of SISD of $78.3 million (the pre-tax gain was $125 million).

Balance Sheet Highlights – October 4, 2015

  Cognex’s financial position as of October 4, 2015, was very strong, with no debt and $593 million in cash and investments. In Q3 2015, Cognex spent $90.5 million to repurchase its common stock (2.5 million shares were repurchased at an average price of $36.41 per share) and paid out $6 million in dividends to shareholders.
  Accounts receivable as of October 4, 2015 increased by $31 million, or 77%, from the end of 2014. The increase relates to large orders in 2015, which Cognex expects to collect before year-end.
  Inventory increased by $10.6 million, or 36%, from the end of 2014 due to strategic purchases and new product introductions.
  The assets and liabilities of SISD, which was sold on July 6, 2015, were reported as “Held for Sale” at December 31, 2014.

Financial Outlook – Q4 2015

  Cognex expects revenue for Q4 2015 to be between $94 million and $97 million, which ranges from flat to up 3% compared to Q4 2014 in constant currency. Cognex expects its growth rate in Q4 to be negatively impacted by deterioration in the industrial markets the company serves.
  Gross margin is expected to be in the mid-70% range.
  Operating expenses are expected to increase by approximately 5% on a sequential basis.
  The effective tax rate is expected to be 17.5% before discrete tax items.

Non-GAAP Financial Measures

  Exhibit 2 of this news release includes a reconciliation of certain financial measures from GAAP to non-GAAP. Cognex believes these non-GAAP financial measures are helpful because they allow investors to more accurately compare Cognex results over multiple periods using the same methodology that management employs in its budgeting process and in its review of Cognex’s operating results. In particular, non-GAAP presentations exclude the following: (1) stock option expense for the purpose of calculating non-GAAP adjusted operating income (because these expenses have no current effect on cash or the future uses of cash, and they fluctuate as a result of changes in Cognex’s stock price), and (2) certain one-time discrete events, such as tax adjustments. Cognex also uses results on a constant-currency basis as one measure to evaluate performance. Constant-currency information compares results between periods as if the exchange rates had remained constant period-over-period. Cognex does not intend for non-GAAP financial measures to be considered in isolation, nor as a substitute for financial information provided in accordance with GAAP.

Analyst Conference Call and Simultaneous Webcast

  Cognex will host a conference call today at 5:00 p.m. Eastern Time (ET). The telephone number is (866) 256-9239 (or (703) 639-1213 if outside the United States). A replay will begin at 8:00 p.m. ET today and will run continuously until 11:59 p.m. ET on Thursday, November 5, 2015. The telephone number for the replay is (888) 266-2081 (or (703) 925-2533 if outside the United States). The access code for both the live call and the replay is 1663648.
  Internet users can listen to a real-time audio broadcast of the conference call or an archived recording on the Cognex Investor Relations website: http://www.cognex.com/Investor.

About Cognex Corporation

Cognex Corporation designs, develops, manufactures and markets a range of products that incorporate sophisticated machine vision technology that gives them the ability to “see.” Cognex products include barcode readers, machine vision sensors and machine vision systems that are used in factories, warehouses and distribution centers around the world to guide, gauge, inspect, identify and assure the quality of items during the manufacturing and distribution process. Cognex is the world's leader in the machine vision industry, having shipped more than 1 million vision-based products, representing over $4 billion in cumulative revenue, since the company's founding in 1981. Headquartered in Natick, Massachusetts, USA, Cognex has regional offices and distributors located throughout the Americas, Europe and Asia. For details visit Cognex online at http://www.cognex.com.

Certain statements made in this news release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” “should,” and similar words and other statements of a similar sense. These forward-looking statements, which include statements regarding business and market trends, future financial performance, customer order rates, expected areas of growth and opportunity, future product and customer mix, research and development activities, collections, future stock repurchases, investments, and strategic plans, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: (1) the loss of a large customer; (2) current and future conditions in the global economy; (3) the reliance on revenue from the consumer electronics or automotive industries; (4) the inability to penetrate new markets; (5) the cyclicality of the semiconductor and electronics industries; (6) the inability to achieve significant international revenue; (7) fluctuations in foreign currency exchange rates and the use of derivative instruments; (8) the inability to attract and retain skilled employees; (9) the reliance upon key suppliers to manufacture and deliver critical components for our products; (10) the failure to effectively manage product transitions or accurately forecast customer demand; (11) the inability to design and manufacture high-quality products; (12) the technological obsolescence of current products and the inability to develop new products; (13) the failure to properly manage the distribution of products and services; (14) the inability to protect our proprietary technology and intellectual property; (15) our involvement in time-consuming and costly litigation; (16) the impact of competitive pressures; (17) the challenges in integrating and achieving expected results from acquired businesses; (18) potential impairment charges with respect to our investments or for acquired intangible assets or goodwill; (19) exposure to additional tax liabilities; (20) information security breaches or business system disruptions; and (21) the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2014. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

Exhibit 1
COGNEX CORPORATION
Statements of Operations
(Unaudited)
Dollars in thousands, except per share amounts

	Three-months Ended			Nine-months Ended
	October 4,	July 5,	September 28,	October 4,	September 28,
	2015	2015	2014	2015	2014

Revenue	$107,587	$143,829	$154,356	$352,789	$327,948

Cost of revenue (1)	26,319	30,508	37,712	79,171	72,455

Gross margin	81,268	113,321	116,644	273,618	255,493
Percentage of revenue	76%	79%	76%	78%	78%

Research, development, and engineering expenses (1)	16,977	18,302	17,532	52,265	41,625
Percentage of revenue	16%	13%	11%	15%	13%

Selling, general, and administrative expenses (1)	35,806	43,241	43,773	118,980	111,103
Percentage of revenue	33%	30%	28%	34%	34%

Operating income	28,485	51,778	55,339	102,373	102,765
Percentage of revenue	26%	36%	36%	29%	31%

Foreign currency gain (loss)	(40)	(39)	794	580	610

Investment and other income	818	902	978	2,260	2,218

Income from continuing operations before income tax expense	29,263	52,641	57,111	105,213	105,593

Income tax expense on continuing operations	3,441	9,125	9,430	16,403	17,422

Income from continuing operations, net	25,822	43,516	47,681	88,810	88,171
Percentage of revenue	24%	30%	31%	25%	27%

Income from discontinued operations, net (1)	78,290	198	2,719	79,518	6,683

Net income	$104,112	$43,714	$50,400	$168,328	$94,854

Basic earnings per weighted-average common and common-equivalent share:
Income from continuing operations	$0.30	$0.50	$0.55	$1.02	$1.01
Income from discontinued operations	0.91	-	0.03	0.92	0.08
Net income	$1.21	$0.50	$0.58	$1.94	$1.09

Diluted earnings per weighted-average common and common-equivalent share:
Income from continuing operations	$0.29	$0.49	$0.53	$1.00	$0.99
Income from discontinued operations	0.90	-	0.04	0.90	0.07
Net income	$1.19	$0.49	$0.57	$1.90	$1.06

Weighted-average common and common-equivalent shares outstanding:
Basic	86,303	87,199	86,963	86,756	86,875
Diluted	87,776	89,185	89,167	88,559	89,145

Cash dividends per common share	$0.07	$0.07	$-	$0.14	$-

Cash and investments per common share	$6.99	$5.96	$5.71	$6.99	$5.71

Book value per common share	$9.58	$9.11	$8.43	$9.58	$8.43

(1) Amounts include stock option expense, as follows:
Cost of revenue	$351	$349	$253	$1,167	$866
Research, development, and engineering	1,130	1,153	836	4,097	2,803
Selling, general, and administrative	2,906	2,985	1,978	10,273	6,803
Discontinued operations	1,106	144	231	1,533	786
Total stock option expense	$5,493	$4,631	$3,298	$17,070	$11,258

Exhibit 2
COGNEX CORPORATION
Reconciliation of Selected Items from GAAP to Non-GAAP
(Unaudited)
Dollars in thousands

	Three-months Ended			Nine-months Ended
	October 4,	July 5,	September 28,	October 4,	September 28,
	2015	2015	2014	2015	2014
Adjustment for stock option expense

Operating income (GAAP)	$28,485	$51,778	$55,339	$102,373	$102,765
Stock option expense related to continuing operations	4,387	4,487	3,067	15,537	10,472
Operating income (Non-GAAP)	$32,872	$56,265	$58,406	$117,910	$113,237
Percentage of revenue (Non-GAAP)	31%	39%	38%	33%	35%

Exclusion of tax adjustments

Income from continuing operations before income tax expense (GAAP)	$29,263	$52,641	$57,111	$105,213	$105,593

Income tax expense (GAAP)	$3,441	$9,125	$9,430	$16,403	$17,422
Effective tax rate (GAAP)	12%	17%	16%	15%	16%

Tax adjustments:
Discrete tax events	(1,604)	(47)	(869)	(2,015)	(1,287)

Income tax expense excluding tax adjustments (Non-GAAP)	$5,045	$9,172	$10,299	$18,418	$18,709
Effective tax rate (Non-GAAP)	17%	17%	18%	18%	18%

Income from continuing operations excluding tax adjustments (Non-GAAP)	$24,218	$43,469	$46,812	$86,795	$86,884
Percentage of revenue (Non-GAAP)	23%	30%	30%	25%	26%

Currency impact on revenue and expenses
	Change	Impact of	Change
	from Q3 2014	Currency	from Q3 2014
	(GAAP)	in Q3 2015	(Non-GAAP)
Revenue	-30%	-3%	-27%

Research, development, and engineering expenses	-3%	-4%	1%

Selling, general, and administrative expenses	-18%	-6%	-12%

	Change	Impact of	Change
	from Q2 2015	Currency	from Q2 2015
	(GAAP)	in Q3 2015	(Non-GAAP)
Revenue	-25%	0%	-25%

Research, development, and engineering expenses	-7%	0%	-7%

Selling, general, and administrative expenses	-17%	0%	-17%

Exhibit 3
COGNEX CORPORATION
Balance Sheets
(Unaudited)
Dollars in thousands

	October 4,	December 31,
	2015	2014

Assets

Cash and investments	$592,651	$546,995

Accounts receivable	71,012	40,053

Inventories	39,841	29,223

Property, plant, and equipment	51,105	45,963

Goodwill and intangible assets	88,809	87,058

Held for sale assets	-	29,814

Other assets	43,982	42,628

Total assets	$887,400	$821,734

Liabilities and Shareholders' Equity

Accounts payable and accrued liabilities	$42,897	$52,837

Income taxes	13,547	5,671

Deferred revenue and customer deposits	15,311	14,598

Held for sale liabilities	-	12,191

Other liabilities	2,852	-

Shareholders' equity	812,793	736,437

Total liabilities and shareholders' equity	$887,400	$821,734

Exhibit 4
COGNEX CORPORATION
Additional Information Schedule
(Unaudited)
Dollars in thousands, except per share amounts

	Three-months Ended			Nine-months Ended
	October 4,	July 5,	September 28,	October 4,	September 28,
	2015	2015	2014	2015	2014

Revenue	$107,587	$143,829	$154,356	$352,789	$327,948

Revenue by geography:
Europe	41%	56%	62%	47%	48%
Americas	32%	24%	21%	29%	30%
Asia	21%	15%	11%	18%	14%
Japan	6%	5%	6%	6%	8%
Total	100%	100%	100%	100%	100%

Revenue by market:
Factory automation	95%	95%	95%	95%	93%
Semiconductor and electronics capital equipment	5%	5%	5%	5%	7%
Total	100%	100%	100%	100%	100%

Restated 2014 Statements of Operations for discontinued operations:	Three-months Ended				Year Ended
	March 30,	June 29,	September 28,	December 31,	December 31,
	2014	2014	2014	2014	2014
Revenue	$81,316	$92,276	$154,356	$98,501	$426,449
Cost of revenue	16,553	18,190	37,712	21,612	94,067
Gross margin	64,763	74,086	116,644	76,889	332,382
Research, development, and engineering expenses	11,569	12,524	17,532	14,206	55,831
Selling, general, and administrative expenses	31,792	35,538	43,773	37,596	148,699
Operating income	21,402	26,024	55,339	25,087	127,852
Foreign currency gain (loss)	(110)	(74)	794	421	1,031
Investment and other income	514	726	978	655	2,873
Income from continuing operations before income tax expense	21,806	26,676	57,111	26,163	131,756
Income tax expense	3,990	4,001	9,430	3,494	20,915
Income from continuing operations	17,816	22,675	47,681	22,669	110,841
Income from discontinued operations	690	3,273	2,719	3,962	10,644
Net income	$18,506	$25,948	$50,400	$26,631	$121,485

Basic earnings per weighted-average common and common-equivalent share:
Income from continuing operations	$0.21	$0.26	$0.55	$0.26	$1.28
Income from discontinued operations	0.00	0.04	0.03	0.05	0.12
Net income	$0.21	$0.30	$0.58	$0.31	$1.40

Diluted earnings per weighted-average common and common-equivalent share:
Income from continuing operations	$0.20	$0.25	$0.53	$0.26	$1.24
Income from discontinued operations	0.01	0.04	0.04	0.04	0.12
Net income	$0.21	$0.29	$0.57	$0.30	$1.36

Weighted-average common and common-equivalent shares outstanding:
Basic	86,879	86,782	86,963	86,811	86,858
Diluted	89,259	88,965	89,167	88,849	89,071

CONTACT:
Cognex Corporation
Susan Conway, 508-650-3353
Senior Director of Investor Relations
susan.conway@cognex.com